UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/27/2010 tw telecom inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 27, 2010, tw telecom holdings inc., a wholly-owned subsidiary of the Company, entered into a new lease with LBA Realty Fund III-Company II, LLC that commences on January 1, 2011, extending the lease for its headquarters in Littleton, Colorado to January 31, 2021, with two five-year renewal options. The extended lease covers the 115,854 square feet that the company's subsidiary currently occupies and provides for an additional 50,854 square feet in the building that it will occupy in 2011, resulting in the lease of all rentable space in the building. The new lease will yield savings of approximately $1.6 million in lease payments for the currently occupied space over the original term that would have ended December 31, 2013, and provides for tenant improvement allowances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

Date: October 29, 2010	By:	/s/ Tina Davis
Tina Davis
Senior Vice President and Deputy General Counsel